UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 18, 2015 (March 13, 2015)

AMAZING ENERGY OIL AND GAS, CO.
formerly, Gold Crest Mines, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52392
(Commission File No.)

724 E. Metler Lane
Spokane, Washington 99218
(Address of principal executive offices and Zip Code)

(509) 893-0171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On March 13, 2015, we were advised by MaloneBailey, LLP, the auditors for our subsidiary corporation, Amazing Energy, Inc., that they violated the SEC's and PCAOB's independence rules as they relate to the 2013 audit of Amazing Energy, Inc.'s financial statements.  The 2013 financial statements were prepared and issued under the AICPA rules, which allow auditors to assist in the preparation of financial statements. During their internal investigation, MaloneBailey, LLP discovered that it linked an Excel file to the final numbers in their trial balance database, and this Excel file was the basis for the 2013 financial statements. These same financial statements were then included in the comparative financial statements that were filed in the Schedule 14-C sent to our shareholders. As a result, MaloneBailey, LLP withdraws its PCAOB audit report dated January 22, 2015 in connection with the audit of Amazing Energy, Inc.'s financial statements for the years ended July 31, 2014 and 2013, which were included in the Schedule 14-C filed with the Securities & Exchange Commission on February 20, 2015.

In addition, MaloneBailey, LLP has not performed any additional work for the Amazing Energy, Inc. or any of its subsidiaries since January 22, 2015, and was not associated with the Form 10-Q filed by Amazing Energy Oil and Gas, Co., a Nevada corporation and parent corporation of Amazing Energy, Inc. with the SEC on March 17, 2015.

In this filing, we have attached the same financial statements that were included in the Schedule 14-C, but we have substituted the correct audit report issued by MaloneBailey, LLP under the AICPA standards.

ITEM 9.01	EXHIBITS.

Exhibit No.	Document Description

99.1	Audited Financial Statements for the period ended July 31, 2014 and 2013
99.2	Unaudited Financial Statements for the period ended January 31, 2015
99.3	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of March, 2015.

AMAZING ENERGY OIL AND GAS, CO.
formerly, Gold Crest Mines, Inc.

BY:	TERRENCE J. DUNNE
Terrence J. Dunne, President